UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
January 17, 2007
ENDOLOGIX, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-28440 (Commission File Number)	68-0328265 (I.R.S. Employer Identification No.)

11 Studebaker, Irvine, CA (Address of principal executive offices)		92618 (Zip Code)
Registrant’s telephone number, including area code: (949) 595-7200
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e)
     (i) On January 17, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of Endologix, Inc. (the “Company”) adopted a cash bonus plan (“Bonus Plan”) pursuant to which participating executive officers of the Company will be eligible to earn cash bonus compensation based on 2007 Company performance. The terms of the Bonus Plan are not contained in a formal written document. A summary of the material terms of the Bonus Plan are as follows:
     Under the Bonus Plan, the Company’s executive officers shall be entitled to earn cash bonus compensation based upon the achievement of certain specified performance goals and objectives relating to the Company. Each executive officer of the Company will be eligible to receive a target bonus calculated by multiplying such officer’s base salary by a percentage value assigned to such participant (the “Target Bonus”). The Target Bonus of Paul McCormick is 35% of his base salary. The Target Bonuses of Mr. Krist, Mr. Schreck and Ms. Uyesugi are 30% of their respective annual base salaries. Following the end of the fiscal year, the Committee will determine the extent to which the performance goals and objectives were attained. Based upon this assessment, the Committee will award each eligible participant in the Bonus Plan a bonus award in an amount equal to a percentage of such participant’s Target Bonus. The Committee may award a bonus in an amount less than or greater the amount earned by such participant under the Bonus Plan.
     The Committee will approve the amount of the total funding of the Bonus Plan based on 2007 Company performance which will take into account the Company’s accomplishment of the following goals: (i) sales performance, (ii) cash management, (iii) achievement of certain regulatory approvals and (iv) achieving certain operational thresholds.
     (ii) On January 31, 2007, the Company paid cash bonuses to each of its executive officers for the fiscal year ended December 31, 2006, which bonuses were approved by the Committee. The bonus awards are as follows:

Paul McCormick	President and Chief Executive Officer	$76,781.25
Robert J. Krist	Chief Financial Officer	$53,871.75
Stefan Schreck	Vice President, Research and Development	$41,525.70
Karen Uyesugi	Vice President, Clinical and Regulatory Affairs	$46,618.20

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOLOGIX, INC.
Date: February 15, 2007	/s/ Robert J. Krist
Robert J. Krist
Chief Financial Officer